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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934


Date of Report: June 30, 1999

                            COVENTRY INDUSTRIES CORP.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

    FLORIDA                       333-11169                  65-0353816
----------------                ------------               --------------
(State or other                 (Commission                (IRS Employer
jurisdiction of                 File Number)               Identification
incorporation)                                             Number)

                              1900 Corporate Blvd.
                              Boca Raton, FL 33431
                             -----------------------
                   (Address of executive offices and Zip Code)

        Registrant's telephone number, including area code: 561-988-2544

                                 Not Applicable
                            -------------------------
          (Former name or former address, if changed since last report)



Item 4.     Changes in Registrant's Certifying Accountants.

            On June 30, 1999 Sweeney, Gates & Co. was dismissed as the Registrant's principal accountant. Sweeney, Gates & Co. had served as the Registrant's principal accountant since June 11, 1998. During the period
Sweeney, Gates & Co. was engaged as the Registrant's principal accountant there were no disagreements with Sweeney, Gates & Co. on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. No accountant's report on the financial statements of the Registrant issued by Sweeney, Gates & Co contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles. The Registrant requested Sweeney, Gates & Co. to furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not Sweeney, Gates & Co. agrees with the statements made by the Registrant in response to this Item 4 and, if not, stating the respects in which he does not agree. The Registrant delivered a copy of this Form 8-K report to Sweeney, Gates & Co. on June 30, 1999. The Registrant is filing such letter as an exhibit to this Form 8-K Report.
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            On June 30, 1999 the Registrant engaged J.H. Cohn LLP ("JHC") as its independent public accountant for the fiscal year ended June 30, 1999. The decision to change accountants was approved by the Registrant's Board of Directors. J.H. Cohn, LLP had been the principal independent public accountant for BSD Healthcare Industries, Inc and its subsidiaries, Respiratory Care Services, Inc. and RCS Subacute, Inc. BSD was acquired by the registrant on December 7, 1998. JHC had issued unqualified opinions on the financial statements of BSD and its subsidiaries, which are included in the registrants current report on form 8-K dated December 22, 1998

Item 7.     Financial Statements and Exhibits.

            (c)   Exhibits.

 No.                                 Description
----                                 -----------

16.7 Letter regarding change in certifying accountant from Sweeney, Gates & Co.






                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 30, 1999                     By: /s/ Robert L. Hausman
                                            -----------------------
                                                Robert L. Hausman,
                                                President